UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2006

TEXOLA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-114995

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

206-475 Howe Street, Vancouver, B.C. Canada V6C 2B3

(Address of principal executive offices and Zip Code)

604.685.8355

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Farm-in Arrangement

On March 13, 2006, we entered into a farm-in arrangement with Suncor Energy Inc., of Calgary, Alberta. Under the terms of the arrangement we and our partners will participate, with a 100% working interest, in the cost to drill an exploratory well on approximately 18,000 acres of leases owned by Suncor Energy. By drilling the first well, the group will earn a 100% working interest in approximately 7,000 acres and will have the option to drill a second well in 2007 to earn its interest in the remaining lands. Suncor Energy will retain a 12.5% gross overriding royalty on the lands. We are a minority partner with a 13.5% position in the partnership, 3.5% of which we have agreed to transfer to another entity based upon the terms of a previous agreement. The exploration stage is a dolomitized Slave Point reef at a depth of approximately 8,900 feet.

Private Placement Financing

On March 20, 2006, we signed a private placement subscription agreement, effective as of March 8, 2006, whereby we issued a 6% convertible note to Bulstrode International Inc. in the principal amount of $730,000. See Item 3.02 – Unregistered Sales of Equity Securities, below, for further details on the convertible note.

Item 3.02. Unregistered Sales of Equity Securities

Effective March 8, 2006, we issued a $730,000 6% convertible note to Bullstrode International Inc. The note, due March 8, 2008, may be converted into units at a conversion price of $1.00 per unit, each unit consisting of one share of common stock and one share purchase warrant. The warrants are exercisable into shares of common stock at an exercise price of $1.50 per share for a period of two years commencing on the issuance of the warrants.

The issuance of the convertible note and the securities issuable upon conversion of the convertible note were made pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) in reliance on Regulation S and/or Section 4(2) of the Securities Act by issuing the securities to a non-U.S. person (as that term is defined in Regulation S under the Securities Act).

Item 9.01. Financial Statements and Exhibits

10.1	Farmout and Option Agreement dated March 7, 2006, among our company and Suncor Energy Inc.*
10.2	Private Placement Subscription Agreement dated March 8, 2006, between our company and Bulstrode International Inc.
10.3	6% Convertible Note dated March 8, 2006 issued by our company to Bulstrode International Inc.
10.4	Form of Common Stock Purchase Warrant

*Certain parts of this document have not been disclosed and have been filed separately with the Secretary of the Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the United States Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXOLA ENERGY CORPORATION

/s/ Thornton Donaldson

Thornton Donaldson

President, Secretary, Treasurer and Director

Date: March 24, 2006